UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 24, 2016 (August 18, 2016)

HEMISPHERX BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	0 - 27072	52-0845822
(state or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	(Identification No.)

1617 JFK Boulevard, Suite 500, Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (215) 988-0080

1617 JFK Boulevard, Suite 500, Philadelphia, PA 19103

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On Aug 18, 2016, Hemispherx Biopharma, Inc. (the “Company”) received approval of its New Drug Application (NDA) from Administracion Nacional de Medicamentos, Alimentos y Tecnologia Medica (ANMAT) for commercial sale of rintatolimod (U.S. tradename: Ampligen®) in the Argentine Republic for the treatment of severe myalgic encephalomyelitis/chronic fatigue syndrome (ME/CFS). The product will be marketed by GP Pharm, Hemispherx’s commercial partner in Latin America.

A copy of the press release announcing this approval is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

On August 20, 2016, the Company’s Board of Directors appointed Stewart Appelrouth, the Company’s newly elected independent director, to the following Board committees: Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee. Mr. Appelrouth also was designated as the Audit Committee’s Financial Expert.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated August 23, 2016 titled “Hemispherx Biopharma Announces Major Breakthrough: Approval for Commercial Sale of Rintatolimod (U.S. Tradename: Ampligen®) to Treat Severe Cases of Myalgic Encephalomyelitis/Chronic Fatigue Syndrome (ME/CFS) in the Argentine Republic”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEMISPHERX BIOPHARMA, INC.

August 24, 2016	By:	/s/ Thomas K. Equels
Thomas K. Equels,
President